UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2009

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GHOST TECNOLOGY, INC

(Exact name of registrant as specified in its charter)

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DELAWARE	000-31705	91-2007477
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20801 Biscayne Blvd. ,Suite 403

Aventura, Florida 33180

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (786) 923-5954

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

A patent license agreement and development has been signed, November 2008 between Mrs. Marzena Karczweska owner of the international patent known as Defender and Nerio Montesel, CEO of the Ghost Technology Inc.

Mrs. Marzena Karczewska has transferred under economic consideration all the rights of property without restrictions for the United States of America, Canada and Mexico to Ghost Technology Inc of the international patent identified as Defender, an Italian patent  which has been extended in the United States with the application of the 3 rd July 2003,docket 7106 conformation 602.

In August 2009 with the implementation of the business plan , Ghost Technology Inc, has undertaken to exploit the patent carrying out all the activities connected to the development of the Defender and managing the related equipment through the newly structure just set up . All the information  and the application of the  Defender are illustrated on the website of the company. The Defender represents a new system to advert products and services broadcasted in the TV giving viewers and firms which advertise their products and services interesting economic opportunities.

Item 3.02

Unregistered Sales of Equity Securities.

In accordance with the Board of Directors held in London, UK, October 21 of 2008, Mr. Nerio Montesel has transferred for economic consideration, eight hundred preferred shares to Mr. Gianfranco Gracchi, Italy, and two hundred preferred shares to Mr. Marzo Aristitide, Italy.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the board meeting of Ghost Technology, Inc. held 7th July, 2009, in Bardolino, (Verona) Italy, the designation of new Director and Vice President, Mr. Roberto Cella was unanimously agreed upon. Mr. Roberto Cella, Vice President, will have the responsibility of technical and developmental research areas.  Mr. Cella was born in Venezuela and is currently a resident of Broward County, Florida.  He has developed a long international experience in the sector of fiber optics, cellular applications and telecommunications, mainly in the USA and South America.  He attended Florida Atlantic University and has a Bachelor of Science and Electrical Engineering and received various recognitions.  For further information, you can access our web site.

Mr. Nerio Montesel, due to business engagements with his own companies, has resigned as Executive Vice President of the Company and CEO.  Mr. Jean Carlo Nardi, actual CFO and Chairman of the Board, has been appointed CEO of Ghost Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GHOST TECNOLOGY ,INC.

By:	/s/ Jean Carlo Nardi
Jean Carlo Nardi Chief Financial Officer and Chief Executive Officer

Date: August 13, 2009